UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2004

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, CA		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On September 30, 2004 Broadcom Corporation entered into a settlement and cross-license agreement with Agere Systems Inc. to settle all outstanding litigation between the two companies. Under the settlement, the companies agreed to dismiss all outstanding claims and counterclaims in the litigation with prejudice, and entered into reciprocal releases covering all asserted and unasserted patent-related claims against the other party and its affiliates. In addition, the agreement includes a cross-license under the respective patent portfolios of each party and its affiliates.

Broadcom expects to record an aggregate of approximately $27.5 million in settlement costs incurred in connection with the foregoing settlement as well as the settlement of other outstanding claims and litigation during the three months ended September 30, 2004.

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Separately, Broadcom's independent auditor, Ernst & Young LLP ("E&Y"), has recently advised the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the Audit Committee of Broadcom’s Board of Directors that certain non-audit work performed by E&Y’s China affiliate has raised questions regarding E&Y’s independence with respect to its performance of audit services. In the fourth quarter of 2003 and the first quarter of 2004, in connection with the performance of certain tax return preparation services for a subsidiary of Broadcom operating in China, E&Y’s China affiliate held Broadcom tax funds totaling approximately $11,000 which it paid on behalf of Broadcom to the applicable Chinese tax authority. Such services were discontinued in February 2004. Broadcom paid approximately $900 in fees to E&Y’s China affiliate in each of 2003 and 2004 for the tax return preparation services.

Broadcom’s Audit Committee and E&Y have discussed E&Y’s independence with respect to Broadcom in light of the foregoing facts. E&Y has informed the Audit Committee that it does not believe that the holding and paying of these funds impaired E&Y’s independence with respect to Broadcom. Broadcom is unaware, and E&Y has informed the Audit Committee that it is unaware, of any similar instance in which E&Y has held custody of Broadcom funds in a manner raising questions regarding E&Y’s independence.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation (Registrant)

October 5, 2004	By:	Bruce E. Kiddoo

Name: Bruce E. Kiddoo
Title: Vice President & Corporate Controller